UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2014

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Dennis Reding, Chief Operating Officer of AXIS Capital Holdings Limited (the “Company”) provided notice to the Company of his retirement from his position effective April 1, 2014.  John Gressier, currently the Chief Executive Officer of the Company’s AXIS Insurance segment, will be appointed Chief Operating Officer to succeed Mr. Reding,  effective April 1, 2014.  Peter Wilson, currently President of U.S. Insurance for the Company, will succeed Mr. Gressier as Chief Executive Officer of AXIS Insurance, also effective April 1, 2014.

In accordance with the Commission’s rules and regulations, the Company will file an amendment to this Current Report on Form 8-K within four business days after entering into amended employment arrangements with Messrs. Gressier and Wilson in connection with their new roles.
A copy of the press release dated March 25, 2014 announcing Mr. Reding’s retirement and the appointment of Messrs. Gressier and Wilson is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of AXIS Capital Holdings Limited, dated March 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2014

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of AXIS Capital Holdings Limited, dated March 25, 2014